UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 15, 2010
Date of earliest event reported: January 14, 2010

Warner Chilcott Public Limited Company
(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park
Hale Street
Ardee, Co. Louth, Ireland
(Address of principal executive offices, including zip code)

+353 41 685 6983
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Expiration of Tender Offer

As previously disclosed, on December 15, 2009, Warner Chilcott Corporation (the “Company”), a subsidiary of Warner Chilcott plc (“Warner Chilcott”) commenced a cash tender offer, on the terms and subject to the conditions set forth in the Company’s Offer to Purchase and Consent Solicitation Statement dated December 15, 2009, for any and all of its outstanding 8¾% senior subordinated notes due 2015 (the “Notes”).

At 11:59 p.m. on January 14, 2010, the tender offer expired.  As previously disclosed, on December 30, 2009, the Company received and accepted for purchase approximately $290.5 million aggregate principal amount of the Notes validly tendered prior to 11:59 pm on December 29, 2009.  In addition, between December 30, 2009 and the expiration of the tender offer, the Company received and accepted for purchase approximately $2.0 million aggregate principal amount of the Notes validly tendered.  Thus, in total, the Company received and accepted for purchase approximately $292.5 million aggregate principal amount of the Notes, representing approximately 77% of the aggregate principal amount of the Notes outstanding prior to the tender offer.

Also as previously disclosed, the Company intends to redeem all of its remaining outstanding Notes on February 1, 2010 (the “Redemption Date”).  The redemption price for the redeemed Notes will be $1,043.75 per $1,000 principal amount, plus accrued and unpaid interest. Following the Company’s acceptance for purchase of approximately $292.5 million principal amount of the Notes pursuant to the tender offer, approximately $87.5 million principal amount of the Notes remains outstanding. Unless the Company defaults in making the redemption payment, interest on the redeemed Notes will cease to accrue on and after the Redemption Date, and the only remaining right of the holders will be to receive payment of the redemption price and interest accrued until the Redemption Date upon surrender to the paying agent of the Notes.

Annual Meeting

The Warner Chilcott 2010 Annual Meeting of Shareholders is expected to be held in May 2010.

Because the expected date of the 2010 Annual Meeting is more than 30 days before the anniversary of the 2009 Annual Meeting, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, shareholders must deliver proposals for inclusion in the proxy materials for such meeting no later than the close of business on February 1, 2010 to Warner Chilcott at Unit 19 Ardee Business Park, Hale Street, Ardee, Co Louth, Ireland. Rule 14a-8 proposals must also comply with the requirements of Rule 14a-8 and may be omitted otherwise.

Under Warner Chilcott’s Articles of Association, for director nominations or other business to be brought before the 2010 Annual Meeting, other than Rule 14a-8 proposals described above, written notice must be delivered no earlier than the close of business on January 27, 2010 and no later than the close of business on February 26, 2010, to Warner Chilcott at Unit 19 Ardee Business Park, Hale Street, Ardee, Co Louth, Ireland. Such notices must also comply with the requirements of the Warner Chilcott Articles of Association and may not be effective otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Warner Chilcott Public Limited Company

By:	/s/ Paul Herendeen
Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: January 15, 2010